Exhibit 4.2

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of March 18, 2002 by and among JONES APPAREL GROUP, INC., a Pennsylvania corporation (the "Company"), G.V. TRADEMARK INVESTMENTS LTD, a British Virgin Islands corporation ("Seller"), and GLORIA VANDERBILT TRADEMARK B.V., a Netherlands corporation ("Licensor", and, together with Seller, the "Shareholders").

                                   RECITALS

     WHEREAS, concurrently with the execution of this Agreement, the Company, Jones Apparel Group Holdings, Inc., a Delaware corporation, Gloria Vanderbilt Apparel Corp., a Delaware corporation, and Seller entered into a Stock Purchase Agreement (the "Stock Purchase Agreement");

     WHEREAS, pursuant to the Stock Purchase Agreement, Seller will receive on the Closing Date (as defined in the Stock Purchase Agreement) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), constituting the Seller Stock Closing Consideration (as defined in the Stock Purchase Agreement) (the "Seller Closing Shares");

     WHEREAS, concurrently with the execution of this Agreement, the Company, Jones Investment Co., Inc., a Delaware corporation, and Licensor entered into an Asset Purchase Agreement (the "Asset Purchase Agreement");

     WHEREAS, pursuant to the Asset Purchase Agreement, Licensor will receive on the Closing Date (as defined in the Asset Purchase Agreement) shares of the Common Stock constituting the Licensor Stock Closing Consideration (as defined in the Asset Purchase Agreement) (the "Licensor Closing Shares" and, together with the Seller Closing Shares, the "Closing Shares");

     WHEREAS, pursuant to the Stock Purchase Agreement, Seller may receive additional shares of the Common Stock in accordance with Section 2.4 and
Section 2.5 of the Stock Purchase Agreement (the "Contingent Shares" and, collectively with the Closing Shares, the "Shares");

     WHEREAS, the Company and the Shareholders desire to execute and deliver this Agreement in order to provide the Shareholders with certain rights with respect to the Shares;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

     1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

     "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     "Closing Date" shall have the same meaning herein as in the Stock Purchase Agreement.

     "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall from time to time be in effect.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" shall mean the Shares and any shares of the Common Stock or other securities issued in respect of the Shares upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event. Such securities shall cease to be Registrable Securities when
(i) a registration statement registering such securities shall have become effective under the Securities Act and such securities have been sold pursuant thereto, (ii) such securities shall have been sold under Rule 144 (or successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (iv) such securities shall have ceased to be outstanding.

     "Registration Expenses" shall mean all fees and expenses incurred by the Company in compliance with its obligations under Section 3.1 or Section 3.2, including, without limitation, all registration and NYSE fees, filing fees, printing expenses, fees and disbursements of counsel for the Company, and the fees and expenses of the Company's accountants (including the costs of obtaining any "comfort" letters) and auditors; provided, however, that "Registration Expenses" shall not include (i) any transfer taxes relating to the sale or disposition of the Registrable Securities, (ii) any Selling Expenses or (iii) the fees and expenses of counsel and other advisors for any Shareholder.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall from time to time be in effect.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all "road show" and other marketing expenses incurred by the Company or any underwriters participating in an underwritten offering pursuant to Section 3.3 which are not otherwise paid for by such underwriters.

     2. Restrictive Legend. Each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, nor the laws of any state. Accordingly, these securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability, in the opinion of counsel for the issuer, of an exemption from registration under the Securities Act of 1933, as amended, or the laws of any state. Therefore the stock transfer agent will effect transfer of this Certificate only in accordance with the above instructions.

          Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend if, with such request, the Company shall have received an opinion of counsel reasonably satisfactory to the Company to the effect that the securities represented by such certificate have been registered under the Securities Act or may be sold publicly without registration under the Securities Act.

     3.1 Registration. Within thirty days from the Closing Date, the Company shall file a registration statement on Form S-3 or any successor thereto (or other form of registration statement if Form S-3 is not available) for the public sale of all of the Closing Shares (the "Shelf Registration Statement"), and thereafter shall use its reasonable efforts to have the Shelf Registration Statement declared effective by the Commission. The Company shall amend the Shelf Registration Statement (or file a new Shelf Registration Statement, if required, in which case all references herein to the Shelf Registration Statement shall include such new Shelf Registration Statement) within thirty days of the issuance of the Contingent Shares, if any, to include such Contingent Shares. The Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective, subject to Section 4 below, for a period of one year from the Closing Date (or, in the case of a Shelf Registration Statement that includes the Contingent Shares, one year from the issuance of the Contingent Shares) or until the Shareholders shall have completed the distribution of all Registrable Securities described in the Shelf Registration Statement, whichever occurs first.

     3.2 Registration Procedures. In connection with the filing of the Shelf Registration Statement, the Company will, subject to Section 4 below:

          (i) Furnish each Shareholder whose Registrable Securities are covered thereby, as updated from time to time, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement (including any preliminary prospectus contained therein), and each amendment thereto and each amendment or supplement, if any, to the prospectus included therein and shall reflect in each such document, when so filed with the Commission, such comments pertaining to such Shareholder as such Shareholder may reasonably propose in writing;

          (ii) Prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of Registrable Securities covered by the Shelf Registration Statement;

          (iii) Furnish such number of copies of the prospectus and other documents incident thereto, including any amendment of or supplement thereto, as each Shareholder whose Registrable Securities are covered thereby from time to time may reasonably request in writing;

          (iv) Cause all Registrable Securities covered thereby to be listed on each, if any, securities exchange on which similar securities issued by the Company are then listed and use its reasonable efforts to register or qualify such Registrable Securities under such applicable state securities or blue sky laws as any Shareholder of such Registrable Securities may reasonably request in writing; provided, however, that the Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign company, entity or a broker-dealer in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Agreement, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

          (v) Provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (vi) Upon appropriate prior written notice by a Shareholder of Registrable Securities covered thereby, make available for inspection by such Shareholder, any underwriter participating in any underwritten offering pursuant to Section 3.3, and any attorney or accountant retained by such Shareholder or underwriter, on reasonable prior notice and during normal business hours, reasonable financial and other records, pertinent corporate documents and properties of the Company, and use its reasonable efforts to cause the Company's officers and directors to supply all information reasonably requested in writing by any such Shareholder, underwriter, attorney or accountant in connection with such registration statement; provided, however, that any such Shareholder, underwriter, attorney or accountant shall have agreed to keep confidential all information so provided, except as required by law or administrative process and except for information that is available to the public other than as a result of a breach of such confidentiality obligation;

          (vii) Furnish to each Shareholder whose Registrable Securities are covered thereby a copy of all material documents filed with and all material correspondence from or to the Commission relating to the Shelf Registration Statement;

          (viii) Otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission;

          (ix) In connection with any underwritten offering pursuant to
Section 3.3, to the extent applicable, furnish to each Shareholder whose Registrable Securities are being sold in such offering, a signed counterpart, addressed to such Shareholder, of an opinion of counsel for the Company, dated the effective date of the Shelf Registration Statement, and "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the Shelf Registration Statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the Shelf Registration Statement (and the prospectus included therein) and, in the case of the accountants' "comfort" letters, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities; and

          (x) In connection with any underwritten offering pursuant to Section 3.3, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of the Registrable Securities to be sold in such offering, provided that such underwriting agreement contains customary underwriting provisions, and provided further that, if the underwriter so requests, the underwriting agreement will contain customary indemnification and contribution provisions.

     3.3. Underwriting. (a) The Shareholders, on not more than one occasion during the one year period(s) described in Section 3.1, shall have the right to distribute all, but not less than all, of the Registrable Securities owned by them which are covered by the Shelf Registration Statement by means of an underwritten offering. If the Shareholders desire to sell their Registrable Securities by means of an underwritten offering, they shall so advise the Company by written notice, and the Company shall select an underwriter or representative of underwriters reasonably acceptable to the Shareholders.

          (b) If the Shareholders propose to sell their Registrable Securities in an underwritten offering pursuant to Section 3.3(a), and the underwriter of such offering shall inform the Company that the inclusion of all or a specified number of such Registrable Securities) would interfere with the successful marketing or pricing of such Registrable Securities, then the Company shall reduce the number of each Shareholder's Registrable Securities included in such offering pro rata to the extent necessary to eliminate such effect. In the event that the number of Registrable Securities included in such underwritten offering is reduced below 75% of the Registrable Securities initially included in such offering, then such offering shall not be deemed to have satisfied the requirement for the one underwritten offering to which the Shareholders are entitled under paragraph (a) above.

          (c) The Company shall file such amendments and supplements to the Shelf Registration Statement as it deems necessary and use its reasonable efforts to cause such underwritten offering to comply with all applicable rules and regulations of the Commission. In addition, the Company shall assist the Shareholders in marketing the Registrable Securities to be sold pursuant to such underwritten offering, including by participating in "road shows" and similar marketing efforts as reasonably requested by the Shareholders or the underwriters, subject in all events to the reasonable availability of the Company's officers and personnel. No Shareholder may participate in any underwritten offering hereunder unless such Shareholder (A) agrees to sell such Shareholder's Registrable Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (B) completes and executes a customary underwriting agreement and all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

     3.4 Expenses. The Company shall bear all Registration Expenses. The Shareholders shall bear all Selling Expenses (in proportion, as nearly as practicable, to the securities of each Shareholder being sold). Except as provided in the preceding sentence, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

     4. Sale Restrictions. (a) The Company shall advise each Shareholder in writing of the commencement of any period in which the Company prohibits the senior executives of the Company from purchasing or selling securities of the Company in the open market in connection with the Company's filing of a Form 10-K or Form 10-Q with the Commission (any such period, a "Quarterly Blackout Period"). No Shareholder shall sell, transfer or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, nor shall they deliver a Sale Notice pursuant to paragraph (b) below, during a Quarterly Blackout Period. Each Quarterly Blackout Period shall expire on the date on which the Company no longer prohibits the senior executives of the Company from purchasing or selling securities of the Company in the open market in connection with the Company's filing of a Form 10-K or Form 10-Q with the Commission, and the Company shall advise each Shareholder in writing of the expiration of each Quarterly Blackout Period on the date that such period expires.

     (b) For any sale, transfer or other disposition of Registrable Securities pursuant to the Shelf Registration Statement, each Shareholder shall give the Company prior written notice of such sale, transfer or other disposition (any such notice, a "Sale Notice"). Each Shareholder shall only be entitled to submit twelve Sale Notices to the Company in any calendar year. Such Shareholder shall not consummate the sale, transfer or other disposition of Registrable Securities specified in a Sale Notice unless and until the Company has advised such Shareholder whether an amendment or supplement to the Shelf Registration Statement is necessary or appropriate in order for sales thereunder to be made in compliance with the Commission's applicable rules and regulations; provided that if the Company shall not have so advised such Shareholder within three business days after a Sale Notice has been delivered, the Company shall be deemed to have advised such Shareholder on such third business day that no amendment or supplement to the Shelf Registration Statement is required (a "Deemed Sale Advice") and such Shareholder may consummate the sale, transfer or other disposition of Registrable Securities described in such Sale Notice at any time during the five business day period commencing on the first business day following the date on which such Shareholder received such Deemed Sale Advice. The Company shall use reasonable efforts to advise any Shareholder that submits a Sale Notice whether the Company considers it necessary or appropriate for the Shelf Registration Statement to be amended or supplemented in order for sales thereunder to be made in compliance with the Commission's applicable rules and regulations as promptly as practicable after receipt of such Sale Notice. If, after receipt of a Sale Notice from a Shareholder, the Company advises such Shareholder that no amendment or supplement to the Shelf Registration Statement is necessary or appropriate in order for sales thereunder to be made in compliance with the Commission's applicable rules and regulations (a "Sale Advice"), such Shareholder may consummate the sale, transfer or other disposition described in such Sale Notice at any time during the five business day period commencing on the first business day following the date on which such Shareholder received such Sale Advice. If, after receipt of a Sale Notice from a Shareholder, the Company advises such Shareholder in writing that the Company considers it necessary or appropriate for the Shelf Registration Statement to be amended or supplemented in order for sales thereunder to be made in compliance with the Commission's applicable rules and regulations prior to such Shareholder's receipt of a Sale Advice or Deemed Sale Advice with respect to such Sale Notice, such Shareholder shall suspend the sale, transfer or other disposition of its Registrable Securities described in such Sale Notice until the Company advises such Shareholder that the Shelf Registration Statement has been amended or supplemented and declared effective. The Company shall use reasonable efforts to file any such amendment or supplement and cause the Shelf Registration Statement to be declared effective as soon as promptly as practicable; provided that if such amendment or supplement is not filed, and the Shelf Registration Statement is not declared effective, within five business days of the date that the Company advises a Shareholder that such amendment or supplement is required, then the related Sale Notice given by such Shareholder shall not count as one of the twelve Sale Notices that such Shareholder is entitled to deliver to the Company in any calendar year. Notwithstanding the preceding sentence, the Company may delay filing any amendment or supplement to the Shelf Registration Statement, and may cause its effectiveness to be delayed, if the Company advises such Shareholder in its written notice that the Company has determined that the filing of such amendment or supplement (or the declaration of its effectiveness) will (i) interfere with or adversely affect the negotiation, completion, marketing or pricing of any transaction, including, without limitation, any securities offering, that is being contemplated by the Company (whether or not a final decision has been made to undertake such a transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations not in the best interest of the Company; provided, however, that
(A) the Company shall not exercise its right to delay with respect to such Shareholder on more than two occasions during any calendar year, (B) the period of each such delay shall not exceed thirty days from the date of the Company's written notice to such Shareholder, and (C) with respect to each such delay, the Company shall use its reasonable efforts to minimize the period of such delay. If the Company so notifies a Shareholder that the filing of any amendment or supplement to the Shelf Registration Statement will be delayed or that the effectiveness of the Shelf Registration Statement will be delayed then the Sale Notice given by such Shareholder with respect to the sale, transfer or other disposition that is suspended as a result of such delay shall not count as one of the twelve Sale Notices that such Shareholder is entitled to deliver to the Company in any calendar year.

     5. Indemnification.

     (a) The Company shall indemnify, to the fullest extent permitted by law, each Shareholder whose Registrable Securities are covered by the Shelf Registration Statement, each of their respective officers and directors, each person controlling such Shareholder within the meaning of the Securities Act, each underwriter participating in an underwritten offering pursuant to Section
3.3 (if any), and each person controlling any such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement (including the prospectus contained therein), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder, each of its officers and directors, each person controlling such Shareholder within the meaning of the Securities Act, each such underwriter, and each person controlling each such underwriter within the meaning of the Securities Act, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability, action or proceeding, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based on written information furnished to (or information withheld from) the Company by such Shareholder or underwriter specifically for inclusion therein or any grossly negligent or fraudulent action or inaction of such Shareholder or underwriter.

          (b) Each Shareholder will indemnify, to the fullest extent permitted by law, the Company, its directors and officers and each person controlling the Company within the meaning of the Securities Act, each other Shareholder and each of their officers and directors, each person controlling such other Shareholder within the meaning of the Securities Act, each underwriter participating in an underwritten offering pursuant to Section 3.3 (if any), and each person controlling any such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement (including the prospectus contained therein), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Shareholders, their respective directors, officers, or control persons, each such underwriter, and each person controlling each such underwriter within the meaning of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, action or proceeding, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) arises out of or is based upon written information furnished to (or information withheld from) the Company by such Shareholder specifically for inclusion therein or any grossly negligent or fraudulent action or inaction of such Shareholder.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice in writing to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 5, except to the extent the Indemnifying Party is prejudiced thereby. In case any such claim or action is brought against an Indemnified Party, unless in the reasonable judgment of such Indemnified Party's counsel, a conflict of interest between such Indemnified and Indemnifying Parties exists in respect of such claim, the Indemnifying Party will be entitled to participate in and, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, to the extent that it may wish, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, and the Indemnifying Party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No Indemnifying Party will consent to entry of any judgment or enter into any settlement which does not include as an

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


unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party (other than as a result of the terms hereof) in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Shareholders whose Registrable Securities were included in the Shelf Registration Statement (the "Selling Shareholders"), on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and the Selling Shareholders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by one of the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 5(d) hereof. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     6. Information by Shareholder. Each Shareholder shall furnish to the Company such information regarding such Shareholder and the distribution proposed by such Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable efforts to (i) make available and keep public information as those terms are understood and defined in Rule 144 under the Securities Act and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     8. Entire Agreement; Amendment; Waiver. This Agreement, the Stock Purchase Agreement, and the Asset Purchase Agreement and all documents required to be delivered hereto and thereto and the other documents and certificates delivered pursuant to the terms hereof, set

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


forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior negotiations, understandings, discussions, agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto whether written or oral. This Agreement may be amended, modified or supplemented only by written agreement of all the parties hereto. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9. Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on the date of delivery, if delivered in person, if sent by courier or Federal Express or other similar overnight delivery service or on the date of transmission if sent by telecopier (which is confirmed with a copy sent by other means of delivering notice hereunder), to the party entitled to receive the same, at the address provided in this
Section 9.

          Any party hereto may change its address by giving notice to the other parties hereto stating its new address, all in the manner provided herein. Such newly designated address shall thereafter be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

               (a)  If to the Company, to:


                    Jones Apparel Group, Inc.
                    1411 Broadway
                    New York, New York 10018
                    Fax: (212) 536-9537

                    Attention: Peter Boneparth

                    and

                    Jones Apparel Group, Inc.
                    1411 Broadway
                    New York, New York 10018
                    Fax: (212) 790-9988

                    Attention: Ira M. Dansky, Esq.


                    with a copy to:

                    Cravath, Swaine & Moore
                    825 Eighth Avenue
                    New York, New York 10019
                    Fax:  (212) 474-3700

                    Attention:  Scott A. Barshay, Esq.


               (b)  If to Seller, to:

                    G.V. Trademark Investments Ltd
                    1441 Broadway
                    25th Floor
                    New York, New York 10018
                    Fax:  (212) 575-3122

                    Attention:  Isaac Dabah

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, New York 10036
                    Fax:  (212) 735-2000

                    Attention:  Nancy A. Lieberman, Esq.

               (c)  If to Licensor, to:


                    Gloria Vanderbilt Trademark B.V.
                    23 Avenue Montery
                    L-2086 Luxembourg
                    Fax: 011-352-466-1113402

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


                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, New York 10036
                    Fax:  (212) 735-2000

                    Attention:  Nancy A. Lieberman, Esq.

                    and

                    Shiboleth, Yisraeli, Roberts & Zisman, LLP
                    350 Fifth Avenue
                    Suite 6001
                    New York, New York 10018-6098
                    Fax:  (212) 563-7108

                    Attention:  Michael D. Friedman, Esq.

     10. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that each Shareholder may assign its rights hereunder to any of its affiliates in connection with the transfer, sale or other disposition of Shares to such affiliate, provided further that (a) the Company is given written notice at the time of such assignment, stating the name and address of said assignee and identifying the Registrable Securities with respect to which such rights are being assigned and (b) the assignee of such rights has executed an agreement, satisfactory in all respects to the Company, assuming the obligations under this Agreement as if originally a Shareholder hereunder.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     12. Titles and Subtitles. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated.

     13. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

     14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     15. Effectiveness. This Agreement shall only become effective upon the occurrence of both (a) the Closing (as defined in the Stock Purchase Agreement) and (b) the Closing (as defined in the Asset Purchase Agreement).

     16. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     17. Specific Performance. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall be entitled to specific performance of the obligations of the other parties under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      JONES APPAREL GROUP, INC.,

                                      By: /s/ Peter Boneparth
                                          --------------------------------
                                          Name:  Peter Boneparth
                                          Title: President

                                      G.V. TRADEMARK INVESTMENTS LTD,

                                      By: /s/ Juan Etcheverrito
                                          --------------------------------
                                          Name:  Juan Etcheverrito
                                          Title: Director

                                      GLORIA VANDERBILT TRADEMARK B.V.,

                                      By: /s/   A. Renard
                                          --------------------------------
                                          Name:  A. Renard
                                          Title: Director

                                      By: /s/   C. Schlesser
                                          --------------------------------
                                          Name:  C. Schlesser
                                          Title: Director